UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FOOT LOCKER, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR

2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2021

This supplement updates Foot Locker, Inc.’s (the “Company”) definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 9, 2021, regarding the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 19, 2021 at 9:00 a.m., Eastern Daylight Time, virtually at virtualshareholdermeeting.com/FL2021. Except as updated by this supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote.

The purpose of this supplement is to inform you that Kimberly Underhill, one of the directors on our Board of Directors who is standing for reelection at the Annual Meeting, has stepped down from her principal employment as President, North America Consumer of Kimberly-Clark Corporation, effective April 14, 2021, and has assumed an advisory role with Kimberly-Clark Corporation until her departure later this year.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

By order of the Board of Directors

SHEILAGH M. CLARKE

Senior Vice President, General Counsel and Secretary

April 20, 2021

Foot Locker, Inc. 330 West 34th Street, New York, New York 10001